Exhibit 99.(a)(1)

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

IDIRECT PRIVATE CREDIT FUND, L.P.

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

First: The name of the limited partnership is:

iDirect Private Credit Fund, L.P.

Second: The address of its registered office in the State of Delaware is: c/o Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801 in the county of New Castle. The name of its Registered Agent at such address is: Corporation Trust Company.

Third: The name and mailing address of the general partner is as follows:

iCapital PE GP, LLC

60 East 42nd Street

26th Floor

New York, NY 10165

*         *         *

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of this 7th day of May 2024.

By:	iCapital PE GP, LLC, its general partner

By:	/s/ Michael Stanton
Name:	Michael Stanton
Title:	Authorized Person